Exhibit 99.1

Milacron's Q4 Operating Results Show Improvement

CINCINNATI, OHIO, February 11, 2003...Milacron Inc. (NYSE: MZ) showed significant progress in the fourth quarter of 2002, as improvements in operating efficiency resulted in a modest profit from continuing operations on essentially flat sales compared with a year ago.

"Thanks to extraordinary efforts by our employees worldwide, we ended 2002 on a very positive note," said Ronald D. Brown, chairman and chief executive officer. "We saw increasing benefits from our diligent execution of cost-cutting and consolidation efforts of the past year and we entered 2003 with substantially less debt and a stronger balance sheet."

Fourth-quarter 2002 earnings from continuing operations before restructuring charges came in at the high end of the range of guidance provided by the company in November. Including losses from discontinued operations and restructuring charges, Milacron posted a significantly smaller net loss compared to the fourth quarter a year ago.

Fourth Quarter 2002
Sales of $192 million from continuing operations - plastics technologies and industrial fluids - were effectively even with $187 million in the fourth quarter of 2001 when excluding favorable currency translation effects.

In the fourth quarter of 2002 Milacron earned $1.0 million after tax from continuing operations, a $20- million improvement over the year-ago quarter on essentially flat sales. Including losses from discontinued operations, the company recorded a net loss in the quarter of $5.5 million, or $.17 per share. This compared to a net loss of $21.9 million, or $.66 per share, in the fourth quarter of 2001, which included $1.2 million in losses from discontinued operations. The quarterly net losses included after-tax restructuring costs of $2.6 million in 2002 and $7.8 million in 2001. In accordance with current accounting rules, amortization of goodwill was excluded from earnings in 2002 but had the effect of increasing the fourth-quarter 2001 loss by $1.8 million after tax.

Manufacturing margins excluding restructuring costs were 17.4% in the fourth quarter of 2002, up from 14.4% a year ago. New orders from continuing operations were $186 million, up 7% from $174 million in the fourth quarter of 2001 and 4% from the third quarter of 2002, reflecting slightly improved demand for plastics machinery.

Year 2002
Despite an 8% sales volume decline, in 2002 Milacron achieved positive earnings from continuing operations of $0.6 million before interest, taxes and nonrecurring items, compared to an operating loss of $11.0 million in 2001.

Sales from continuing operations were $693 million in 2002, down from $755 million a year ago. The company's 2002 net loss was $222.9 million, or $6.67 per share, and included on an after-tax basis: a writedown of goodwill of $187.7 million, losses from discontinued operations of $16.8 million, and restructuring charges of $8.8 million.

"We made significant progress in 2002," Brown said. "We strengthened our balance sheet by generating cash from operations and making two major divestitures, which allowed us to reduce net debt by over $300 million. We accelerated our implementation of Lean and Six Sigma and cut our primary working capital requirements by $40 million. We also executed restructuring and cost-cutting programs throughout our operations, which helped bring us back into the black on an operating basis in the fourth quarter."

Segment Results
Machinery Technologies-North America [machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America and India] New orders in the fourth quarter were $88 million, a 10% increase from $80 million a year ago. Sales of $97 million were up 7% from $91 million in the fourth quarter of 2001. Helped by restructuring and other cost-cutting measures implemented over the past several quarters, this segment posted operating earnings (earnings before interest, taxes and restructuring charges) of $5.8 million compared to an operating loss of $4.6 million in the year-ago quarter.

For the year 2002, new orders in this segment were $321 million, down from $337 million in 2001. Sales declined year over year to $314 million from $362 million. Operating earnings for 2002 were $8.0 million compared to an operating loss of $13.5 million in 2001.

Machinery Technologies-Europe [machinery and related parts and services for injection molding and blow molding supplied from Europe] New orders rose 26% to $34 million from $27 million in the fourth quarter of 2001, with about one-third of the gain coming from favorable currency translation. Sales of $31 million were essentially flat with those of the year-ago quarter when excluding currency effects. This segment reduced its operating loss to $1.5 million from $7.5 million in the fourth quarter of 2001.

For the year 2002, new orders in this segment were $122 million, up $8 million from 2001, mostly due to favorable currency translation. Sales of $117 million declined from $123 million in the prior year despite favorable currency effects. For 2002 the segment posted an operating loss of $8.1 million, $1.0 million better than its operating loss of $9.1 million in 2001.

Mold Technologies  [mold bases and related parts and services, as well as maintenance, repair and operating (MRO) supplies for injection molding worldwide] Sales in the quarter were $43 million, down from $47 million a year ago, with all of the decline coming from the segment's European operations, as North American operations held up compared to a year ago. Hampered by lower sales volumes and costs and inefficiencies related to the integration and consolidation of European acquisitions, operating earnings declined to $0.1 million including a goodwill writedown of $1.0 million, down from $1.7 million in the year-ago quarter.

Sales in this segment for the year were $175 million, down $10 million from 2001. Operating earnings fell to $5.3 million from $12.1 million in the prior year.

Industrial Fluids [water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide] Sales of $25 million were essentially flat with those of the fourth quarter a year ago after adjusting for currency translation effects. Operating earnings were $3.9 million, compared to $5.0 million in the fourth quarter 2001, which included favorable one-time adjustments.

Sales in 2002 for this segment were $96 million, up from $93 million in 2001, as favorable currency translation accounted for about half the increase. The segment's operating earnings were $14.4 million in 2002, down from $18.1 million in 2001, which, as in the fourth quarter, included one-time adjustments.

Discontinued Operations
In August 2002, Milacron sold its North American metalcutting insert tool business, Valenite, to Sandvik for $175 million, subject to post-closing adjustments, and its European and Indian metalcutting tool businesses, Widia and Werkö, to Kennametal Inc. for €188 million, also subject to post-closing adjustments. Cash costs for divestiture expenses and post-closing adjustments were approximately $7 million in the fourth quarter and are projected to be about $25 million in the first quarter of 2003, all within the reserves established by the company at the time of the closings.

In the fourth quarter, Milacron's discontinued round tool and grinding wheel operations had sales of $42 million and after-tax losses of $6.5 million, primarily related to adjustments of the carrying value of these businesses.

Charge for Goodwill Impairment
In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," Milacron took a $247 million pre-tax charge for goodwill impairment retroactive to the beginning of 2002 to cover both continuing and discontinued operations. On an after-tax basis, the writedown was $188 million, or $5.61 per share. The charge had no effect on cash flow.

Pension Plan Assets
Financial market declines in 2002 significantly reduced the asset value of Milacron's primary U.S. defined benefit plan and resulted in a non-cash charge to equity of $95 million after tax in the fourth quarter. The charge had no effect on cash flow or net income. Given the plan's reduced asset value and lower assumptions for return and discount rates, Milacron expects about $1 million in pension expense in 2003, compared to pension income of approximately $9 million in 2002. The plan continues to meet all the funding requirements under ERISA regulations, and at its current funding level, the company will not be required to make any cash contribution before September 2004. Based on current projections, the required 2004 contribution would be less than $10 million.

Financial Flexibility
Milacron ended the fourth quarter with $122 million in cash, up from $114 million at the beginning of the quarter. The company said that its revolving credit facility has been amended to provide for relaxed covenants through 2003, with an agreement to reduce the commitment gradually from $85 million to $55 million by year-end. At December 31, 2002, the company had drawn $42 million and issued $12 million in letters of credit under this facility. The company also said its accounts receivable liquidity facility has been extended to December 31, 2003. At year-end 2002, the company had sold $41 million of receivables under the program, which is now capped at $45 million.

Milacron has no significant debt repayment obligations until March 15, 2004, at which time the company's revolving credit facility and $115 million of 8-3/8% public notes mature. The company is currently considering a variety of available alternatives to refinance its capital structure.

First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 4,000 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).

Milacron Inc. and Subsidiaries

Fourth Quarter 2002

	Three Months Ended December 31,		Year Ended December 31,

	2002 (a)	2001 (a)	2002 (a)	2001 (a)

Sales	$191,451,000	$186,798,000	$693,188,000	$755,212,000

Earnings (loss) from continuing operations	1,026,000 (b)	(20,659,000) (b)	(18,412,000) (b)	(28,734,000) (b)
Per Share
Basic	0.03	(0.62)	(0.56)	(0.87)
Diluted	0.03	(0.62)	(0.56)	(0.87)

Loss from discontinued operations	(6,517,000) (c)	(1,237,000)	(16,816,000) (c)	(6,926,000)
Per Share
Basic	(0.20)	(0.04)	(0.50)	(0.21)
Diluted	(0.20)	(0.04)	(0.50)	(0.21)

Cumulative effect of change in accounting method (d)	—		(187,713,000)
Per Share
Basic	—	—	(5.61)	—
Diluted	—	—	(5.61)	—

Net earnings (loss)	(5,491,000)	(21,896,000)	(222,941,000)	(35,660,000)
Per Share
Basic	(0.17)	(0.66)	(6.67)	(1.08)
Diluted	(0.17)	(0.66)	(6.67)	(1.08)

Common Shares
Weighted average outstanding for basic EPS	33,537,000	33,276,000	33,482,000	33,222,000
Weighted average outstanding for diluted EPS	33,546,000	33,276,000	33,482,000	33,222,000
Outstanding at year end	33,754,000	33,468,000	33,754,000	33,468,000

(a)	Reflects the presentation of Widia, Werkö, Valenite, Grinding Wheels, and Round Tools as discontinued operations.
(b)	In 2002, includes after-tax restructuring costs of $2.6 million, or $.08 per share, in the fourth quarter and $8.8 million, or $.26 per share, for the year. In 2001, includes after-tax restructuring costs of $7.8 million, or $.23 per share, in the fourth quarter and $11.0 million, or $.32 per share, for the year.
(c)	Includes a fourth quarter loss on divestitures of $5.7 million, or $.17 per share, and a gain on divestitures of $8.4 million, or $.25 per share, for the year.
(d)	Represents a goodwill impairment charge related to the adoption of a new accounting standard.

Consolidated Earnings Milacron Inc. and Subsidiaries
Fourth Quarter 2002

(In millions, except per-share data)	Three Months Ended December 31,		Year Ended December 31,

	2002 (a)	2001 (a)	2002 (a)	2001 (a)

Sales	$191.5	$186.8	$693.2	$755.2
Cost of products sold	158.2	159.9	571.6	623.7
Cost of products sold related to restructuring	1.9	0.6	1.9	3.1

Manufacturing margins	31.4	26.3	119.7	128.4

Percent of sales	16.4%	14.1%	17.3%	17.0%

Other costs and expenses
Selling and administrative	30.3	31.9	121.0	129.6
Restructuring costs (b)	2.2	11.6	12.0	14.4
Other expense (income) - net (c)	(0.6)	4.9	—	12.9

Total other costs and expenses	31.9	48.4	133.0	156.9

Percent of sales	16.7%	25.9%	19.2%	20.8%

Operating loss	(0.5)	(22.1)	(13.3)	(28.5)
Percent of sales	-0.3%	-11.8%	-1.9%	-3.8%

Interest expense - net of interest income	(5.1)	(6.2)	(23.3)	(22.5)

Loss from continuing operations before income taxes and cumulative effect of change in method of accounting	(5.6)	(28.3)	(36.6)	(51.0)
Benefit for income taxes	(6.6)	(7.6)	(18.2)	(22.3)

Earnings (loss) from continuing operations before cumulative effect of change in method of accounting	1.0	(20.7)	(18.4)	(28.7)
Discontinued operations-net of income taxes
Loss from operations (c)	(0.8)	(1.2)	(25.2)	(7.0)
Net gain (loss) on divestitures	(5.7)	—	8.4	—

Total discontinued operations	(6.5)	(1.2)	(16.8)	(7.0)

Cumulative effect of change in method of accounting (d)	—	—	(187.7)	—

Net loss	$(5.5)	$(21.9)	$(222.9)	$(35.7)

Earnings (loss) per common share
Basic and diluted
Continuing operations	$0.03	$(0.62)	$(0.56)	$(0.87)
Discontinued operations	(0.20)	(0.04)	(0.50)	(0.21)
Cumulative effect of accounting change	—	—	(5.61)	—

Net loss	$(0.17)	$(0.66)	$(6.67)	$(1.08)

(a)	Reflects the presentation of Widia, Werkö, Valenite, Grinding Wheels, and Round Tools as discontinued operations.
(b)	In 2001 and 2002, represents additional restructuring costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs. In 2002, also includes costs related to additional initiatives to further reduce operating and administrative costs.
(c)	In 2001, includes goodwill amortization expense of $2.7 million ($1.8 million after tax or $.05 per share) for the fourth quarter and $10.8 million ($7.0 million after tax or $.21 per share) for the year.
(d)	Represents a goodwill impairment charge related to the adoption of a new accounting standard.

Note: These statements are unaudited.

Consolidated Balance Sheets Milacron Inc. and Subsidiaries
Fourth Quarter 2002

(In millions)	December 31, 2002 (a)		December 31, 2001 (a)

Assets
Cash and cash equivalents	$122.3		$90.1
Notes and accounts receivable-net	89.3		88.5
Inventories	147.6		177.9
Other current assets	69.6		57.6
Assets of discontinued operations	16.0		465.4

Total current assets	444.8		879.5
Property, plant and equipment-net	149.8		165.8
Goodwill	143.3		353.2
Other noncurrent assets	177.8		113.8

Total assets	$915.7		$1,512.3

Liabilities and shareholders' equity
Borrowings under lines of credit and long-term debt due within one year	$46.1		$75.6
Trade accounts payable and advance billings and deposits	86.3		76.1
Accrued and other current liabilities	138.9		106.3
Liabilities of discontinued operations	10.9		164.8

Total current liabilities	282.2		422.8
Long-term accrued liabilities	244.1		153.5
Long-term debt	255.4		501.1
Shareholders' equity	134.0	(b)	434.9

Total liabilities and shareholders' equity	$915.7		$1,512.3

(a)	Reflects the presentation of Widia, Werkö, Valenite, Grinding Wheels and Round Tools as discontinued operations.
(b)	Includes a $95.4 million minimum pension liability adjustment that has no earnings or cash flow effect.

Note: These statements are unaudited.

Consolidated Cash Flows Milacron Inc. and Subsidiaries
Fourth Quarter 2002

(In millions)	Three Months Ended December 31,		Year Ended December 31,

	2002 (a)	2001(a)	2002 (a)	2001(a)

Increase (decrease) in cash and cash equivalents Operating activities cash flows
Net loss	$(5.5)	$(21.9)	$(222.9)	$(35.7)
Loss from discontinued operations	0.8	1.2	25.2	7.0
(Gain) loss on divestitures	5.7	—	(8.4)	—
Cumulative effect of change in method of accounting	—	—	187.7	—
Depreciation and amortization	5.6	8.4	23.0	34.9
Restructuring costs	4.1	12.2	13.9	17.5
Working capital changes
Notes and accounts receivable	10.6	1.7	9.7	41.2
Inventories	7.2	42.1	36.0	44.9
Other current assets	(0.6)	(0.6)	2.4	(0.3)
Trade accounts payable and other current liabilities	4.2	17.4	5.7	(79.9)
Deferred income taxes and other-net	(18.5)	(37.1)	(36.4)	(38.9)

Net cash provided (used) by operating activities	13.6	23.4	35.9	(9.3)

Investing activities cash flows
Capital expenditures	(2.6)	(2.1)	(6.2)	(13.5)
Divestitures	(4.9)	—	303.9	—
Acquisitions and other-net	(2.2)	0.7	3.2	(23.5)

Net cash provided (used) by investing activities	(9.7)	(1.4)	300.9	(37.0)

Financing activities cash flows
Dividends paid	(0.4)	(0.4)	(1.6)	(12.6)
Issuance of long-term debt	—	—	11.5	5.4
Repayments of long-term debt	(0.6)	(1.4)	(1.3)	(5.5)
Increase (decrease) in bank borrowings	(0.4)	12.7	(311.6)	118.7
Net common share activity	—	—	0.4	(3.6)

Net cash provided (used) by financing activities	(1.4)	10.9	(302.6)	102.4

Effect of exchange rate fluctuations on cash and cash equivalents	4.2	(0.8)	5.6	(0.7)
Cash flows related to discontinued operations	1.4	5.1	(7.6)	0.9

Increase in cash and cash equivalents	8.1	37.2	32.2	56.3

Cash and cash equivalents at beginning of period	114.2	52.9	90.1	33.8

Cash and cash equivalents at end of period	$122.3	$90.1	$122.3	$90.1

(a) Reflects the presentation of Widia, Werkö, Valenite, Grinding Wheels, and Round Tools as discontinued operations.

Note: These statements are unaudited.

Segment and Supplemental Information Milacron Inc. and Subsidiaries
Fourth Quarter 2002

(In millions)	Three Months Ended December 31,		Year Ended December 31,

	2002 (a)	2001(a)	2002 (a)	2001(a)

Machinery technologies North America
Sales	$96.6	$90.5	$313.6	$361.7
Operating cash flow (b)	8.2	(1.2)	17.9	0.5
Segment earnings (loss)	5.8	(4.6)	8.0	(13.5)
Percent of sales	6.0%	-5.1%	2.6%	-3.7%
New orders	88.0	79.8	320.5	336.6

Machinery technologies Europe
Sales	$31.2	$29.2	$117.4	$122.6
Operating cash flow (b)	(0.6)	(6.2)	(4.6)	(4.3)
Segment earnings (loss)	(1.5)	(7.5)	(8.1)	(9.1)
Percent of sales	-4.8%	-25.7%	-6.9%	-7.4%
New orders	34.1	26.8	122.0	113.9

Mold technologies
Sales	$42.9	$47.2	$174.7	$184.6
Operating cash flow (b)	1.8	4.8	12.7	25.0
Segment earnings (loss)	0.1	1.7	5.3	12.1
Percent of sales	0.2%	3.6%	3.0%	6.6%
New orders	42.6	47.5	174.3	184.3

Eliminations
Sales	$(3.9)	$(1.6)	$(8.5)	$(6.5)
New orders	(3.4)	(1.5)	(9.8)	(5.6)

Total plastics technologies
Sales	$166.8	$165.3	$597.2	$662.4
Operating cash flow (b)	9.4	(2.6)	26.0	21.2
Segment earnings (loss)	4.4	(10.4)	5.2	(10.5)
Percent of sales	2.6%	-6.3%	0.9%	-1.6%
New orders	161.3	152.6	607.0	629.2

Industrial fluids
Sales	$24.7	$21.5	$96.0	$92.8
Operating cash flow (b)	4.3	5.5	15.9	20.6
Segment earnings	3.9	5.0	14.4	18.1
Percent of sales	15.8%	23.3%	15.0%	19.5%
New Orders	24.7	21.6	96.0	92.9

Total continuing operations
Sales	$191.5	$186.8	$693.2	$755.2
Operating cash flow (b)	9.2	(1.4)	23.5	24.0
Segment earnings (loss) (c)	8.3	(5.4)	19.6	7.6
Restructuring costs (d)	(4.1)	(12.2)	(13.9)	(17.5)
Corporate expenses (e)	(3.9)	(3.7)	(15.4)	(16.4)
Other unallocated expenses	(0.8)	(0.8)	(3.6)	(2.2)

Operating loss	(0.5)	(22.1)	(13.3)	(28.5)
Percent of sales	-0.3%	-11.8%	-1.9%	-3.8%
New orders	186.0	174.2	703.0	722.1
Ending backlog	76.4	61.2	76.4	61.2

(a)	Reflects the presentation of Widia, Werkö, Valenite, Grinding Wheels, and Round Tools as discontinued operations.
(b)	Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.
(c)	In 2001, includes goodwill amortization expense of $2.7 million ($1.8 million after tax or $.05 per share) for the fourth quarter and $10.8 million ($7.0 million after tax or $.21 per share) for the year.
(d)	In 2001 and 2002, represents additional restructuring costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs. In 2002, also includes costs related to additional initiatives to further reduce operating and administrative costs.
(e)	Other unallocated expenses include financing costs related to the sale of accounts receivable and in 2001, a second quarter gain of $2.6 million ($1.6 million after tax, or $ .05 per share) from the sale of surplus land.

Note: These statements are unaudited.

Historical Information Operating results reflecting Widia, Werkö, Valenite, Grinding Wheels and Round Tools as discontinued operations

(In millions, except per-share data)

	2000	2001					2002

	Year	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year

Sales	$974.5	$201.2	$191.7	$175.5	$186.8	$755.2	$158.5	$169.9	$173.3	$191.5	$693.2
Cost of products sold	742.4	157.2	157.5	149.1	159.9	623.7	133.2	138.5	141.7	158.2	571.6
Cost of products sold related to restructure	—	—	—	2.5	0.6	3.1	—	—	—	1.9	1.9

Total cost of products sold	742.4	157.2	157.5	151.6	160.5	626.8	133.2	138.5	141.7	160.1	573.5

Manufacturing margins	232.1	44.0	34.2	23.9	26.3	128.4	25.3	31.4	31.6	31.4	119.7
Other costs and expenses
Selling and administrative	134.6	32.9	32.6	32.2	31.9	129.6	28.8	31.0	30.9	30.3	121.0
Restructuring costs	1.4	—	—	2.8	11.6	14.4	5.0	2.9	1.9	2.2	12.0
Other - net (a)	7.0	2.7	2.0	3.4	4.9	13.0	(3.5)	2.6	1.5	(0.6)	—

Total other costs and expenses	143.0	35.6	34.6	38.4	48.4	157.0	30.3	36.5	34.3	31.9	133.0

Operating earnings (loss)	89.1	8.4	(0.4)	(14.5)	(22.1)	(28.6)	(5.0)	(5.1)	(2.7)	(0.5)	(13.3)
Interest expense - net of interest income	(20.9)	(5.0)	(5.4)	(5.9)	(6.2)	(22.5)	(5.6)	(6.1)	(6.5)	(5.1)	(23.3)

Earnings (loss) from continuing operations before income taxes and cumulative effect of change in method of accounting	68.2	3.4	(5.8)	(20.4)	(28.3)	(51.1)	(10.6)	(11.2)	(9.2)	(5.6)	(36.6)
Provision (benefit) from income taxes	19.4	1.5	(6.4)	(9.9)	(7.6)	(22.4)	(3.6)	(3.3)	(4.7)	(6.6)	(18.2)

Earnings (loss) from continuing operations before cumulative effect of change in method of accounting	48.8	1.9	0.6	(10.5)	(20.7)	(28.7)	(7.0)	(7.9)	(4.5)	1.0	(18.4)
Discontinued operations- net of income taxes
Earnings (loss) from operations	23.5	1.6	0.5	(7.9)	(1.2)	(7.0)	(6.1)	(7.9)	(10.4)	(0.8)	(25.2)
Net Gain (loss) on divestitures	—	—	—	—	—	—	—	(15.3)	29.4	(5.7)	8.4

Total discontinued operations	23.5	1.6	0.5	(7.9)	(1.2)	(7.0)	(6.1)	(23.2)	19.0	(6.5)	(16.8)

Cumulative effect of change in method of accounting	—	—	—	—	—	—	(187.7)	—	—	—	(187.7)

Net earnings (loss)	$72.3	$3.5	$1.1	$(18.4)	$(21.9)	$(35.7)	$(200.8)	$(31.1)	$14.5	$(5.5)	$(222.9)

Earnings (loss) per common share Basic and diluted (b)
Continuing operations	$1.38	$0.05	$0.01	$(0.31)	$(0.62)	$(0.87)	$(0.21)	$(0.24)	$(0.14)	$0.03	$(0.56)
Discontinued operations	0.68	0.05	0.02	(0.24)	(0.04)	(0.21)	(0.18)	(0.69)	0.57	(0.20)	(0.50)
Cumulative effect of change in method of accounting	—	—	—	—	—	—	(5.62)	—	—	—	(5.61)

Net earnings (loss)	$2.06	$0.10	$0.03	$(0.55)	$(0.66)	$(1.08)	$(6.01)	$(0.93)	$0.43	$(0.17)	$(6.67)

(a) In the first quarter of 2002, includes royalty income of $4.5 million from the licensing of patented technology.
(b) For all periods presented, basic and diluted earnings per share are identical.

Historical Segment and Supplemental Information Reflects the presentation of Widia, Werkö, Valenite, Grinding Wheels and Round Tools as discontinued operations

(In millions)

	2000	2001					2002

	Year	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year

Machinery technologies North America
Sales	$550.0	$102.7	$92.9	$75.6	$90.5	$361.7	$68.4	$74.9	$73.7	$96.6	$313.6
Operating cash flow (a)	81.1	7.5	0.5	(6.3)	(1.2)	0.5	3.9	1.8	4.0	8.2	17.9
Segment earnings (loss)	67.2	4.0	(3.0)	(9.9)	(4.6)	(13.5)	1.4	(0.7)	1.5	5.8	8.0
New orders	513.0	101.6	79.0	76.2	79.8	336.6	77.6	75.5	79.4	88.0	320.5

Machinery technologies Europe
Sales	145.2	30.6	33.6	29.2	29.2	122.6	23.8	27.7	34.7	31.2	117.4
Operating cash flow (a)	7.1	1.4	1.1	(0.6)	(6.2)	(4.3)	(2.1)	(1.3)	(0.6)	(0.6)	(4.6)
Segment earnings (loss)	2.2	0.2	(0.1)	(1.7)	(7.5)	(9.1)	(3.0)	(2.1)	(1.5)	(1.5)	(8.1)
New orders	143.4	31.0	27.8	28.3	26.8	113.9	26.8	26.4	34.7	34.1	122.0

Mold technologies
Sales	190.3	45.6	44.0	47.8	47.2	184.6	45.9	44.8	41.1	42.9	174.7
Operating cash flow (a)	39.2	8.2	6.7	5.3	4.8	25.0	4.2	4.1	2.6	1.8	12.7
Segment earnings	27.2	5.1	3.4	1.9	1.7	12.1	2.5	2.3	0.4	0.1	5.3
New orders	190.5	45.7	44.2	46.9	47.5	184.3	45.7	44.3	41.7	42.6	174.3

Eliminations
Sales	(11.7)	(1.7)	(2.0)	(1.2)	(1.6)	(6.5)	(2.1)	(1.6)	(0.9)	(3.9)	(8.5)
New orders	(11.6)	(0.7)	(2.6)	(0.8)	(1.5)	(5.6)	(3.0)	(1.5)	(1.9)	(3.4)	(9.8)

Total plastics technologies
Sales	873.8	177.2	168.5	151.4	165.3	662.4	136.0	145.8	148.6	166.8	597.2
Operating cash flow (a)	127.4	17.1	8.3	(1.6)	(2.6)	21.2	6.0	4.6	6.0	9.4	26.0
Segment earnings (loss)	96.6	9.3	0.3	(9.7)	(10.4)	(10.5)	0.9	(0.5)	0.4	4.4	5.2
New orders	835.3	177.6	148.4	150.6	152.6	629.2	147.1	144.7	153.9	161.3	607.0

Industrial fluids
Sales	100.7	24.0	23.2	24.1	21.5	92.8	22.5	24.1	24.7	24.7	96.0
Operating cash flow (a)	21.5	5.2	3.9	6.0	5.5	20.6	4.2	3.6	3.8	4.3	15.9
Segment earnings	17.5	4.5	3.1	5.5	5.0	18.1	3.8	3.3	3.4	3.9	14.4
New orders	102.0	24.0	23.2	24.1	21.6	92.9	22.5	24.2	24.6	24.7	96.0

Total continuing operations
Sales	974.5	201.2	191.7	175.5	186.8	755.2	158.5	169.9	173.3	191.5	693.2
Operating cash flow (a)	126.0	17.1	8.6	(0.3)	(1.4)	24.0	5.6	3.4	5.3	9.2	23.5
Segment earnings (loss)	114.1	13.8	3.4	(4.2)	(5.4)	7.6	4.7	2.8	3.8	8.3	19.6
Restructuring costs (b)	(1.4)	—	—	(5.3)	(12.2)	(17.5)	(5.0)	(2.9)	(1.9)	(4.1)	(13.9)
Corporate expenses	(18.8)	(4.3)	(4.5)	(3.9)	(3.7)	(16.4)	(3.9)	(4.0)	(3.6)	(3.9)	(15.4)
Other unallocated expenses (c)	(4.8)	(1.1)	0.7	(1.1)	(0.8)	(2.3)	(0.8)	(1.0)	(1.0)	(0.8)	(3.6)

Operating earnings (loss)	89.1	8.4	(0.4)	(14.5)	(22.1)	(28.6)	(5.0)	(5.1)	(2.7)	(0.5)	(13.3)
Percent of sales	9.1%	4.2%	-0.2%	-8.3%	-11.8%	-3.8%	-3.2%	-3.0%	-1.6%	-0.3%	-1.9%
New orders	937.3	201.6	171.6	174.7	174.2	722.1	169.6	168.9	178.5	186.0	703.0
Ending backlog	100.0	99.7	78.5	79.4	61.2	61.2	74.0	75.7	80.5	76.4	76.4

(a)	Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.
(b)	In 2001 and 2002, represents additional restructuring costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs. In 2002, also includes costs related to additional initiatives to further reduce operating and administrative costs.
(c)	Other unallocated expenses include financing costs related to the sale of accounts receivable and in 2001, a second quarter gain of $2.6 million ($1.6 million after tax, or $ .05 per share) from the sale of surplus land.

The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.